                                                                   EXHIBIT 10.3



                AMENDMENT TO FINANCE AGREEMENT AND LIMITED WAIVER



         AMENDMENT (the "Amendment"), dated as of June 3, 1999, between CLOSED JOINT-STOCK COMPANY "FOREST-STARMA", (the "Company"), a closed joint-stock company organized and existing under the laws of the Russian Federation, and OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America ("OPIC").

                                   WITNESSETH:

         WHEREAS, the Company and OPIC are parties to a finance agreement dated as of December 21, 1995, as amended, March 6, 1996, March 26, 1996, May 29, 1996 and June 24, 1996 (the "Finance Agreement");

         WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have their respective meanings set forth in the Finance Agreement;

         WHEREAS, PGI has acquired additional shares of capital stock of the Company and has transferred such shares and all other shares of capital stock of the Company owned by PGI to Pioneer Forest, Inc, a wholly owned Delaware subsidiary of PGI ("PFI");

         WHEREAS, PFI has acquired shares of the capital stock of the Company in addition to the capital stock of the Company transferred from PGI to PFI, such that as result of these transactions (the "Recapitalization") PFI will own 99%, and may own 100%, of the shares of capital stock of the Company and International Joint-Stock Company "Starma Holding", a joint-stock company organized and existing under the laws of the Russian Federation ("Starma Holding"), would no longer be a shareholder of the Company; and

         WHEREAS, in order that PGI may proceed with the Recapitalization, the Company and PGI have requested that OPIC agree with the Company to amend certain provisions of the Finance Agreement and to waive certain other provisions of the Finance Agreement, and, in addition, have requested certain other waivers under
Section 6.05 of the Finance Agreement in order to permit the Company to repay certain Subordinated Debt and to pay certain fees as hereinafter provided, all in accordance with Section 8.06 of the Finance Agreement; and OPIC is willing to do so.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants, provisions and undertakings herein and in the Finance Agreement and for other good and valuable consideration, the receipt and and adequacy of which is hereby acknowledged by the parties hereto, OPIC and the Company agree as follows:

1.       AMENDMENTS.
         (a) The following definition is hereby added after the definition of "Person" in Section 1.01 of the Finance Agreement:

             "PFI"  means Pioneer Forest, Inc. a Delaware corporation.

         (b) The words "June 30, 1997" in the third and fourth lines of
             Section 5.01 of the Finance Agreement are hereby deleted and the words "June 30, 2001" inserted.

         (c) Paragraph (m) of Section 7.01 of the Finance Agreement is hereby revised to read in its entirety as follows:

             (m) The U.S. Sponsor ceases to hold 100% of the legal and beneficial title to the equity of PFI or PFI ceases to hold at least 97% of the equity of the Company or the U.S. Sponsor ceases to retain management control of the Company; or

2.       WAIVER. The Company has requested that Opic waive:

         (a) any Event of Default under paragraphs (i) or (m) Section 7.01 of the Finance Agreement arising out of the acquisition of equity of the Company by PGI or PFI in connection with the Recapitalization as set forth in Exhibit A annexed hereto and made a part hereof.

         (b) the Company's obligation to comply with Section 6.04 and paragraph
         (b) of Section 6.05 of the Finance Agreement to the extent necessary to permit the Company to increase its authorized capital by up to $45,000,000 and to accept a capital contribution from PFI with a value of up to $45,000,000, which capital contribution shall be applied by the Company immediately, and in its entirety, to repayment of up to $45,000,000 in principal amount of, and accrued interest on, the Subordinated Loan.

         (c) the Company's obligation to comply with the requirement of clause
         (x) of the proviso of Section 6.05 (b) of the Finance Agreement with respect to Project Completion to the extent necessary to permit the Company to pay (i) to PGI a fee not to exceed $75,000 per month pursuant to the Services Agreement dated January 5, 1994, and all supplemental agreements thereto, between the Company and PGI, (ii) to Starma Holding in 1996, 1997 and 1998, a fee of $50,000 per month for various support services provided in 1996, 1997 and 1998 and (iii) to PIOGlobal Corporation, a Delaware corporation, in 1996 only a monthly fee of $105,000, and in subsequent years a monthly fee equal to 105% of actual expenditures, for the provision of specialist expatriate employees pursuant to the Services and Professional Personnel Secondment Agreement dated as of April 1, 1996, and all supplemental agreements thereto, between PIOGlobal Corporation and the

         Company, so long as the Company is in compliance with all other requirements of Section 6.05(b), including without limitation, the other requirements of the aforesaid proviso, and such agreements are not amended without the prior written consent of OPIC.


         OPIC hereby waives any such Events of Default and such compliance with
         Section 6.05(b); provided, however, that the waiver contained in paragraph (a) of this Section 2 shall not be effective unless and until OPIC shall have received one or more of an amended, restated or additional Contract of Pledge of Shares, in form and substance satisfactory to OPIC, and an opinion, in form and substance satisfactory to OPIC, from counsel satisfactory to OPIC, with respect to OPIC's security interest in shares of capital stock of the Company pledged to OPIC.

3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:

         (a) This Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (b) All representations and warranties made by the Company in the Finance Agreement are true and accurate as of the date hereof, except that the record and beneficial ownership of the capital stock of the Company set forth in Section 3.04 of the Finance Agreement has changed, or will change, as a result of the Recapitalization as set forth in Exhibit A annexed hereto.

4. RATIFICATION AND CONFIRMATION. As amended hereby, all the terms and provisions of the Finance Agreement are hereby ratified and confirmed in all respects and shall apply in full force and effect.

5. NO WAIVER. The Company acknowledges and agrees that except as expressly provided in Section 2 of this Amendment, OPIC, in executing and delivering this Amendment, has not and shall not be deemed to have waived, released or modified any right or power that it may have under the Finance Agreement, as amended herein, to claim that any Event of Default has occurred or is occurring, and the execution and delivery of this Amendment shall not be deemed a waiver by OPIC of any such Event of Default.

6. EFFECTIVE DATE. This Amendment shall be effective as of the date hereof, except as otherwise expressly provided herein.

7. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized representatives as of the day and year first above written.





                                    CLOSED JOINT-STOCK COMPANY "FOREST-STARMA"


                                    By:  /s/ Donald H. Hunter
                                    Its:  Authorized Officer


                                    By:  /s/ Catherine V. Mannick
                                    Its:  Authorized Officer


                                    By:  /s/ Inna Verdini
                                    Its: Chief Accountant


                                    OVERSEAS PRIVATE INVESTMENT CORPORATION


                                    By:  /s/ Steven S. Smith
                                    Its: Investment Officer







                         [EXHIBIT INTENTIONALLY OMITTED]